QUANTITATIVE INVESTMENT ADVISORS, INC.

d/b/a QUANTITATIVE ADVISORS, INC.

MANAGEMENT CONTRACT

Management Contract (“Contract”) dated as of January 31, 1999, between QUANTITATIVE GROUP OF FUNDS d/b/a QUANT FUNDS, a Massachusetts business trust (the “Fund”) and QUANTITATIVE INVESTMENT ADVISORS, INC. d/b/a QUANTITATIVE ADVISORS, INC., a Delaware corporation (the “Manager”).

Witnesseth:

That in consideration of the mutual covenants herein contained, it is agreed as follows:

1.	SERVICES TO BE RENDERED BY MANAGER TO FUND.

(a)

Subject always to the control of the trustees (the “Trustees”) of the Fund, the Manager, will, at its expense, manage, supervise and conduct the affairs and business of the Fund and matters incidental thereto. In the performance of its duties, the Manager will comply with the provisions of the Agreement and Declaration of Trust and By-Laws of the Fund, as amended, and its stated investment objectives, policies and restrictions as set forth in the then current Prospectus and/or Statement of Additional Information of the Fund, and will use its best efforts to safeguard and promote the welfare of the Fund and to comply with other written policies which the Trustees may from time-to-time determine and of which the Manager has received notice, and shall exercise the same care and diligence expected of the Trustees. In its management, supervision and conduct of the Fund’s affairs and business, the Manager will do all things necessary so that each series of the Fund (the “Series”) may qualify as a “regulated investment company” within the meaning of the Internal Revenue Code of 1986, as amended (the “Code”), and the Rules and Regulations thereunder.

(b)

Subject to the provisions of the Declaration of Trust and the Investment Company Act of 1940, as amended, (the “1940 Act”), the Manager may, at its expense, select and contract with investment advisers (the “Advisers”) for each of the Series and shall supervise any such Adviser. The Manager will compensate the Advisers for their services to the Fund from the fee paid to the Manager by the Fund pursuant to this Management Contract or from other funds available to the Manager.

(c)

The Fund hereby agrees with the Manager and with any Adviser selected by the Manger as provided in Section 1(b) hereof that any entity or person associated with the Manager which is a member of a national securities exchange is authorized to effect any transaction on such exchange for the account of the Fund and any Series thereof which is permitted by Section 11(a) of the Securities Exchange Act of 1934 and Rule 11a2-2(T) thereunder, and the Fund hereby consents to the retention of compensation for such transactions in accordance with Rule 11a2-2(T)(2)(iv).

(d)

Except to the extent that any such facilities are provided for any Series by its Adviser, the Manager, at its expense, will furnish (1) all necessary investment and management facilities, including salaries of personnel, required for it to execute its duties faithfully, (2) suitable office space for the Fund; and (3) administrative facilities, including bookkeeping, clerical personnel and equipment necessary for the efficient conduct of the affairs of the Fund, but excluding shareholder accounting services. The Manager will pay the compensation, if any, of the officers of the Fund.

2.	OTHER AGREEMENTS, ETC.

It is understood that any of the shareholders, Trustees, officers and employees of the Fund may be a shareholder, partner, director, officer or employee of, or be otherwise interested in, the Manager, and in any person controlled by or under common control with the Manager, and that the Manager and any person controlled by or under common control with the Manager may have an interest in the Fund. It is also understood that the Manager and persons controlled by or under common control with the Manager have and may have advisory, management, service or other contracts with other organizations (including other investment companies and other managed accounts) and persons, and may have other interests and businesses.

3.	COMPENSATION TO BE PAID BY THE FUND TO THE MANAGER.

The Fund will pay to the Manager, as compensation for the Manager’s services rendered, for the facilities furnished, and for the expenses borne by the Manager pursuant to Section 1, a fee, computed and paid monthly at the annual rate for each Series set forth in Schedule I. Such fee computed with respect to the net asset value of each of such Series shall be paid from the assets of such Series. Such aggregate average daily net asset value of the Series shall be determined by taking an average of all the determinations of such net asset value during such month at the close of business on each business day, and for non-business days, the net asset value determined on the previous business day, during such month while this Contract is in effect. Such fee shall be payable for each month within 30 days after the end of each month.

In the event that the expenses of the Quantitative Small Cap Fund, Quantitative Growth and Income Fund, or Quantitative International Equity Fund exceed 2% of such Series’ average net assets, the compensation due the Manager with respect to such Series for such year shall be reduced and, if necessary, the Manager shall assume expenses of the Series, to the extent required to reduce the Series’ expenses to 2% of average net assets. Series expenses subject to this limitation are exclusive of brokerage, interest, taxes and extraordinary expenses, if any and shall be calculated before giving effect to any custody credits.

If the Manager shall serve for less than the whole of a month, the foregoing compensation shall be prorated.

4.           ASSIGNMENT TERMINATES THIS CONTRACT; AMENDMENTS TO

THIS CONTRACT.

This Contract shall automatically terminate, without the payment of any penalty, in the event of its assignment; and this Contract shall not be amended as to any Series unless such amendment is approved at a meeting by an affirmative vote of a majority of the outstanding shares of the Series, and by the vote, cast in person at a meeting called for the purpose of voting on such approval, of a majority of the Trustees of the Fund who are not interested persons of the Fund or of the Manager or of the Advisors.

5.	EFFECTIVE PERIOD AND TERMINATION OF THIS CONTRACT.

This Contract shall become effective upon its execution, and shall remain in full force and effect as to each Series continuously thereafter (unless terminated automatically as set forth in Section 4) until terminated as follows:

(a)         Either party hereto may at any time terminate this Contract as to any Series or as to the Fund as a whole by not more than sixty days’ nor less than thirty days’ written notice delivered or mailed by registered mail, postage prepaid, to the other party, or

(b)         If (i) the Trustees of the Fund, or the shareholders by the affirmative vote of a majority of the outstanding shares of any Series, and (ii) a majority of the Trustees of the Fund who are not interested persons of the Fund or of the Manager, by vote cast in person at a meeting called for the purpose of voting on such approval, do not specifically approve at least annually the continuance of this Contract, then this Contract shall automatically terminate as to such Series at the close of business on the second anniversary of the effective date hereof or the expiration of one year from the effective date of the last such continuance, whichever is later; provided, however, that if the continuance of this Contract is submitted to the shareholders of a Series for their approval and such shareholders fail to approve such continuance of this Contract as provided herein, the Manager may continue to serve hereunder in a manner consistent with the 1940 Act and the Rules and Regulations thereunder.

Action by the Fund under (a) above may be taken either (i) by vote of a majority of its Trustees, or (ii) by the affirmative vote of a majority of the outstanding shares of the one or more Series affected.

Termination of this Contract pursuant to this Section 5 shall be without the payment of any penalty.

6.	CERTAIN DEFINITIONS.

For the purposes of this Contract, the “affirmative vote of a majority of the outstanding shares” means the affirmative vote, at a duly called and held meeting of shareholders, (a) of the holders of 67% or more of the shares of the Fund or the Series, as the case may be, present (in person or by proxy) and entitled to vote at such meeting, if the holders of more than 50% of the outstanding shares of the Fund or the Series, as the case may be, entitled to vote at such meeting are present in person or by proxy, or (b) of the holders of more than 50% of the outstanding shares of the Fund or the Series, as the case may be, entitled to vote at such meeting, whichever is less.

For the purposes of this Contract, the terms “affiliated person”, “control”, “interested person” and “assignment” shall have their respective meanings defined in the 1940 Act and the Rules and Regulations thereunder, subject, however, to such exemptions as may be granted by the Securities and Exchange Commission (“SEC”) under said Act; the term “specifically approve at least annually” shall be construed in a manner consistent with the 1940 Act and the Rules and Regulations thereunder.

7.	NONLIABILITY OF MANAGER.

In the absence of willful misfeasance, bad faith or gross negligence on the part of the Manager, its partners, officers, directors, employees or agents or reckless disregard of the Manager’s obligations and duties hereunder, neither the Manager nor its officers, directors, employees or agents shall be subject to any liability to the Fund, or to any shareholder of the Fund, for any act or omission in the course of, or connected with, rendering services hereunder, provided however, that such limitation shall not apply to the extent such limitation violates Federal securities or other laws.

8.	LIMITS OF THE LIABILITY OF THE TRUSTEES AND SHAREHOLDERS.

A copy of the Agreement and Declaration of Trust of the Fund is on file with the Secretary of the Commonwealth of Massachusetts, and notice is hereby given that this instrument is executed on behalf of the Trustees of the Fund as Trustees and not individually and that the obligations of this instrument are not binding upon any of the Trustees or shareholders individually but are binding only upon the assets and property of the Fund.

IN WITNESS WHEREOF, QUANTITATIVE GROUP OF FUNDS d/b/a QUANT FUNDS and QUANTITATIVE INVESTMENT ADVISORS, INC. d/b/a QUANTITATIVE ADVISORS, INC. have each caused this instrument to be signed in duplicate in its behalf, all as of the day and year first above written.

QUANTITATIVE GROUP OF FUNDS d/b/a QUANT FUNDS

By: /s/ Willard L. Umphrey
Willard L. Umphrey
President

QUANTITATIVE INVESTMENT ADVISORS, INC. d/b/a QUANTITATIVE ADVISORS, INC.

By: /s/ Fredrick S. Marius
Frederick S. Marius
President

Schedule I to

Management Contract dated as of January 31, 1999

Between Quantitative Group of Funds d/b/a Quant Funds and

Quantitative Investment Advisors, Inc. d/b/a Quantitative Advisors, Inc.

                Management Fee (as a

Series	Percentage of Net Assets)

Quantitative Small Cap Fund	1.00%
Quantitative Mid Cap Fund	1.00%
Quantitative Growth and Income Fund	0.75%
Quantitative Emerging Markets Fund	0.80%
Quantitative Foreign Value Fund	1.00%

QUANTITATIVE INVESTMENT ADVISORS, INC.

d/b/a QUANTITATIVE ADVISORS, INC.

AMENDMENT TO THE MANAGEMENT CONTRACT

Amendment dated November 1, 2005 to the Management Contract (“Contract”) dated as of January 31, 1999, between QUANTITATIVE GROUP OF FUNDS d/b/a QUANT FUNDS, a Massachusetts business trust (the “Fund”) and QUANTITATIVE INVESTMENT ADVISORS, INC. d/b/a QUANTITATIVE ADVISORS, INC., a Delaware corporation (the “Manager”).

Witnesseth:

Whereas, the termination of Quant Mid Cap Fund was approved by the Board of Trustees and Quant Mid Cap Fund was terminated as of December 31, 2004; and

Whereas, the Trust and Quantitative Advisors desire to amend the management fee payable to Quantitative Advisors under the Management Contract;

Now, therefore, in consideration of the mutual covenants set forth in the Management Agreement, the Trust and Quantitative Advisors agree that Schedule I to the Management Contract shall be amended as follows:

Schedule I to

Management Contract dated as of January 31, 1999

and amended as of November 1, 2005

Between Quantitative Group of Funds d/b/a Quant Funds and

Quantitative Investment Advisors, Inc. d/b/a Quantitative Advisors, Inc.

                Management Fee (as a

Series	Percentage of Net Assets)

Quantitative Small Cap Fund	1.00%
Quantitative Growth and Income Fund	0.75%
Quantitative Emerging Markets Fund	1.00%
Quantitative Foreign Value Fund	1.00%

IN WITNESS WHEREOF, QUANTITATIVE GROUP OF FUNDS d/b/a QUANT FUNDS and QUANTITATIVE INVESTMENT ADVISORS, INC. d/b/a QUANTITATIVE ADVISORS, INC. have each caused this instrument to be signed in duplicate in its behalf, all as of the day and year first above written.

QUANTITATIVE GROUP OF FUNDS

d/b/a QUANT FUNDS

By: /s/ Willard L. Umphrey

Willard L. Umphrey

President

QUANTITATIVE INVESTMENT ADVISORS, INC.

d/b/a QUANTITATIVE ADVISORS, INC.

By: /s/ Willard L. Umphrey

Willard L. Umphrey

President

QUANTITATIVE INVESTMENT ADVISORS, INC.

d/b/a QUANTITATIVE ADVISORS

AMENDMENT TO THE MANAGEMENT CONTRACT

Amendment dated November 1, 2006 to the Management Contract (“Contract”) dated as of January 31, 1999, between QUANTITATIVE GROUP OF FUNDS d/b/a QUANT FUNDS, a Massachusetts business trust (the “Fund”) and QUANTITATIVE INVESTMENT ADVISORS, INC. d/b/a QUANTITATIVE ADVISORS a Delaware corporation (the “Manager”).

Witnesseth:

Whereas, the Trust and Quantitative Advisors desire to amend the management fee payable to Quantitative Advisors under the Management Contract;

Now, therefore, in consideration of the mutual covenants set forth in the Management Agreement, the Trust and Quantitative Advisors agree that:

1.	Section 3., “COMPENSATION TO BE PAID BY THE FUND TO THE MANAGER” shall be replaced in its entirety with the following:

The Fund will pay to the Manager, as compensation for the Manager’s services rendered, for the facilities furnished, and for the expenses borne by the Manager pursuant to Section 1, a fee, computed and paid monthly at the annual rate for each Series set forth in Schedule I. Such fee computed with respect to the net asset value of each of such Series shall be paid from the assets of such Series. Such aggregate average daily net asset value of the Series shall be determined by taking an average of all the determinations of such net asset value during such month at the close of business on each business day, and for non-business days, the net asset value determined on the previous business day, during such month while this Contract is in effect. Such fee shall be payable for each month within 30 days after the end of each month.

In the event that the expenses of the Quantitative Small Cap Fund exceed 2% of such Series’ average net assets, the compensation due the Manager with respect to such Series for such year shall be reduced and, if necessary, the Manager shall assume expenses of the Series, to the extent required to reduce the Series’ expenses to 2% of average net assets. Series expenses subject to this limitation are exclusive of brokerage, interest, taxes and extraordinary expenses, if any and shall be calculated before giving effect to any custody credits.

If the Manager shall serve for less than the whole of a month, the foregoing compensation shall be prorated.

2.	SCHEDULE I to the Management Contract shall be amended as follows:

Schedule I to

Management Contract dated as of January 31, 1999

and amended as of November 1, 2006

Between Quantitative Group of Funds d/b/a Quant Funds and

Quantitative Investment Advisors, Inc. d/b/a Quantitative Advisors

                Management Fee (as a

Series	Percentage of Net Assets)

Quantitative Small Cap Fund	1.00%
Quantitative Long/Short Fund	1.00%
Quantitative Emerging Markets Fund	1.00%
Quantitative Foreign Value Fund	1.00%

IN WITNESS WHEREOF, QUANTITATIVE GROUP OF FUNDS d/b/a QUANT FUNDS and QUANTITATIVE INVESTMENT ADVISORS, INC. d/b/a QUANTITATIVE ADVISORS have each caused this instrument to be signed in duplicate in its behalf, all as of the day and year first above written.

QUANTITATIVE GROUP OF FUNDS

d/b/a QUANT FUNDS

By: /s/ Willard L. Umphrey

Willard L. Umphrey

President

QUANTITATIVE INVESTMENT ADVISORS, INC.

d/b/a QUANTITATIVE ADVISORS

By: /s/ Willard L. Umphrey

Willard L. Umphrey

President